UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): December 19, 2013 (December 19, 2013)

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-0790350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY, 10154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 19, 2013, Bristol-Myers Squibb Company (the “Company”) entered into a Stock and Asset Purchase Agreement (the “Agreement”) to sell its diabetes business (the “Business”) that was part of the global diabetes collaboration with AstraZeneca plc (“AstraZeneca”) to AstraZeneca AB (PUBL) (the “Buyer”). The Business includes Onglyza (saxagliptin), Kombiglyze (saxagliptin and metformin Hcl extended release), dapagliflozin (marketed as Forxiga outside the U.S.), Byetta (exenatide), Bydureon (exenatide extended release for injectable suspension), Metreleptin and Symlin (pramlintide acetate). Under the terms of the Agreement, the Buyer will make an upfront payment of $2.7 billion to the Company subject to certain adjustments as described in the Agreement, with potential regulatory- and sales-based milestone payments of up to $1.4 billion, and will make royalty payments based on net sales through 2025. In addition, AstraZeneca will make payments of up to $225 million if and when certain assets are subsequently transferred. The Agreement also includes the sale of the former Amylin Pharmaceuticals, LLC manufacturing facility in West Chester, Ohio, and covers the future purchase by AstraZeneca of Bristol-Myers Squibb’s Mt. Vernon, Indiana manufacturing facility approximately 18 months following the closing of the transaction. The sale of the Business will be effected through the transfer to the Buyer of (i) all of the outstanding capital stock of certain of the Company’s indirect subsidiaries and (ii) certain specified assets and liabilities of the Company and certain of its subsidiaries.

In the Agreement, the Company and the Buyer have made certain customary representations and warranties and have agreed to certain customary covenants. Specifically, (i) before the closing, the Company and its applicable subsidiaries will be subject to certain business conduct restrictions with respect to the Business and (ii) for five years following the closing, the Company will be prohibited from commercializing products that compete with the products included in the Business, subject to certain exceptions as described in the Agreement. The Agreement provides that the Company and the Buyer will indemnify each other for losses arising from certain breaches of the Agreement and for certain other liabilities, including historical shared liabilities under the current diabetes collaboration agreements with the Buyer’s affiliates.

The transaction is expected to close in the first quarter of 2014, pending customary regulatory approvals (including in the United States, Germany and Austria) and satisfaction of certain other customary closing conditions. The closing of the transaction as it relates to China is also subject to the satisfaction of certain conditions in the Sino-American Shanghai Squibb Pharmaceutical Company joint venture agreement between Bristol-Myers Squibb China and its joint venture partners. There is no financing condition to the obligations of the Buyer to consummate the transaction.

The Company and the Buyer have agreed to enter into related transaction agreements at the closing, including a transitional services agreement and agreements with respect to the termination of certain obligations of the Company and its affiliates under the existing diabetes collaboration agreements with the Buyer upon the closing of the transaction.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement itself, which will be attached as an exhibit to the Company’s 2013 Annual Report on Form 10-K, expected to be filed in February of 2014.

A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1.

Item 8.01. Other Events.

On December 19, 2013 the Company also announced 2014 non-GAAP earnings per share guidance information. There is no readily accessible or reliable comparable GAAP measure for this information at this time. A copy of the press release announcing this information, together with the assumptions underlying it, is attached as Exhibit 99.1 and incorporated by reference. The Company will be conducting an investor relations conference call on December 19, 2013 at 8:30 a.m., (EST), to discuss the sale of the Business to the Buyer. The materials referred to on the investor conference call are attached as Exhibit 99.2 and are incorporated herein by reference. A written transcript of the conference will be available on www.bms.com/ir following the call.

Forward-Looking Statements

This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans and projections regarding the company’s financial position, results of operations, market position, product development and business strategy. These statements may be identified by the fact that they use words such as “anticipate”, “estimates”, “should”, “expect”, “guidance”, “project”, “intend”, “plan”, “believe” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. These factors include, among other things, effects of the continuing implementation of governmental laws and regulations related to Medicare, Medicaid, Medicaid managed care organizations and entities under the Public Health Service 340B program, pharmaceutical rebates and reimbursement, market factors, competitive product development and approvals, pricing controls and pressures (including changes in rules and practices of managed care groups and institutional and governmental purchasers), economic conditions such as interest rate and currency exchange rate fluctuations, judicial decisions, claims and concerns that may arise regarding the safety and efficacy of in-line products and product candidates, changes to wholesaler inventory levels, variability in data provided by third parties, changes in, and interpretation of, governmental regulations and legislation affecting domestic or foreign operations, including tax obligations, changes to business or tax planning strategies, difficulties and delays in product development, manufacturing or sales including any potential future recalls, patent positions and the ultimate outcome of any litigation matter. These factors also include the company’s ability to execute successfully its strategic plans, including its business development strategy, the expiration of patents or data protection on certain products, and the impact and result of governmental investigations. There is also no guarantee that the transaction will close on the terms or within the time frame described in this report, that the amount of royalties the company will receive in the future will be as high as expected, that the regulatory and sales milestones will be achieved, or that the company will be successful in achieving its strategies outlined in this report. For further details and a discussion of these and other risks and uncertainties, see the Company’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of Bristol-Myers Squibb Company dated December 19, 2013.

99.2	Certain supplemental information posted on Bristol-Myers Squibb Company’s website at www.bms.com not included in the press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: December 19, 2013	By:	/s/ Sandra Leung
	Name:	Sandra Leung
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Bristol-Myers Squibb Company dated December 19, 2013.

99.2	Certain supplemental information posted on Bristol-Myers Squibb Company’s website at www.bms.com not included in the press release.